UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2006

Western Alliance Bancorporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32550	88-0365922
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2700 W. Sahara Avenue, Las Vegas, Nevada		89102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702.248.4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2006, Western Alliance Bancorporation ("Western" or the "Company") and First Independent Capital of Nevada ("FICN") entered into an Agreement and Plan of Merger (the "Agreement"), pursuant to which the Company will acquire FICN and its wholly owned subsidiary, First Independent Bank of Nevada ("FIBN"). Under the terms of the agreement, FICN shareholders may elect to receive either $93.60 in cash or $93.60 in Western common stock for each share of FICN common stock, subject to proration and allocation procedures, so long as Western’s average stock price (as defined in the agreement) is between $32.91 and $39.13 per share. If Western’s average stock price is below $32.91, the exchange ratio will be fixed at 2.84412. If Western’s average stock price is above $39.13, the exchange ratio will be fixed at 2.39203. The parties have established an additional $3 million reserve which may be released to the FICN shareholders following closing, in whole or in part, depending upon the performance of certain credits in the FIBN loan portfolio.

It is anticipated that John Sande III will join Western’s Board of Directors following consummation of the transaction.

The Agreement contains customary representations and warranties of the parties. The Agreement contains certain termination rights for both the Company and FICN, and further provides that, upon termination of the Agreement upon specified circumstances, FICN may be required to pay the Company a termination fee of $4.8 million plus up to $300,000 in expenses. The transaction is subject to customary closing conditions, including approval from shareholders of FICN and banking regulators, and is expected to be completed in the first half of 2007.

The description of the Agreement set forth above is qualified in its entirety by reference to the actual terms of the Agreement, which will be filed by the Company as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2006 and its Registration Statement on Form S-4 related to the proposed merger.

A copy of the related press release is filed as Exhibit 99.1.

Item 8.01 Other Events.

On December 19, 2006, Western Alliance announced plans to sell up to 25 percent of its securities portfolio, resulting in an aggregate after-tax loss in the fourth quarter of 2006 of up to $3.0 million, or $0.10 per share. The proceeds from the sale will be reinvested or utilized to reduce wholesale borrowings.

Item 9.01 Financial Statements and Exhibits.

The Exhibit listed in the accompanying Exhibit Index is filed by reference as part of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Alliance Bancorporation

December 19, 2006	By:	Dale Gibbons

Name: Dale Gibbons
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 19, 2006